Amendment to Employment Agreement

         Amendment (the "Amendment") made as of January 1, 1995, by and between NuVision, Inc., a Michigan corporation ("Company"), and Stephen L. Hirsch ("Employee").

                                  Recitals

         A. Pursuant to an employment agreement (the "Employment Agreement") dated as of June 12, 1991, Company continued to employ Employee as Executive Vice President Chief Financial Officer.

         B. The parties wish to amend the Employment Agreement to take into account a new base salary of Employee.

                                  Agreement

         1. Salary. Effective January 1, 1995, the base salary of Employee shall be $150,870.

         2. Life Insurance. Employee shall receive life insurance in the total amount of $350,000.

         3. Disability Insurance. Employee shall receive a long-term disability insurance providing 70% of regular earnings to a maximum of $10,000 per month.

         4. Ratification. In all other respects, the parties affirm and ratify the Employment Agreement.

EMPLOYEE:                       NUVISION, INC.

/s/ Stephen L. Hirsch           By: /s/ Jonathan E. Raven
Stephen L. Hirsch                  Jonathan E. Raven, President